EXHIBIT 4.1

THE SHARES OF COMMON STOCK (the "STOCK") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR QUALIFIED UNDER APPLICABLE STATE OR PROVINCIAL SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS THEREFROM. THESE SHARES MAY BE ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR
RESALE, AND THE SHARES MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED TO BE SO TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND THE REGULATIONS PROMULGATED PURSUANT THERETO (UNLESS EXEMPT THEREFROM), OR AN OPINION OF COUNSEL, SATISFACTORY TO THE BOARD OF DIRECTORS, THAT ANY SUCH TRANSACTION SHALL NOT VIOLATE ANY FEDERAL, STATE OR PROVINCIAL SECURITIES LAWS.

                           SUBSCRIPTION AGREEMENT FOR
                            SHARES OF COMMON STOCK OF
                            TRANCOM INDUSTRIES, INC.
                             A Colorado corporation

1. Subscription, Trancom Industries, Inc. a Colorado corporation (the "Company"), is offering for sale in a private placement, subject to the conditions noted herein, common shares of no par value (the "Shares") in its capital stock (the "Offering"). The undersigned Subscriber hereby irrevocably agrees to purchase Shares at the price of U.S.$ 0.25 per share, in accordance with _______________ the terms of the Subscription documents .

2. Purchase Price, The total purchase price for the Shares is US$ (the "Purchase ___________________Price").

3. Representations of Subscriber, The undersigned hereby represents and warrants that:

     a.   Type of Suitability.

          (1) ALTERNATIVE ONE: I am "Accredited Investor" as defined in Regulation D promulgated under the Securities Act of 1933 by reason of (check one of the following representations):

               (a) My individual net worth, or joint net worth with my _________________ spouse exceeds US$1,000,000;

               (b) My individual income was in excess of US$200,000 for the _________________ two most recent years and I reasonably expect an income in excess of US$200,000 in the current year;

               (c) All of the equity owners of the purchasing entity are _________________ described in (a) or (b) above.

          (2) ALTERNATIVE TWO: I am not an Accredited Investor and offer the information set forth in the Purchaser Questionnaire attached hereto as Exhibit "A" as evidence of my suitability for this investment.

     b. Relationship with the Company.

          I have a pre-existing personal or business relationship with an officer or director of the company.

     c. The Shares are being acquired for long term investment only and for the purchaser's own account and not with a view to, or for sale in connection with, the distribution thereof, nor with any present intention of distributing or selling any of the Shares;


     d. The undersigned understands that his investment in the Company is speculative and involves a high degree of risk of loss by him of his entire investment in the Issuer, that the Company has no operating or financial history, that substantial financing for the Issuer will be required in the future, and that there is not assurance that any such additional financing can be obtained. Further, the undersigned is by virtue of his net worth and investment experience and his consultation with independent legal counsel, able to evaluate the prospective investment in the Shares on the basis of information pertaining to the Company provided solely by the Company;

     e. The undersigned understands that the Shares have not been qualified under any applicable provincial or state securities laws and that the Shares have not been registered under the Securities Act of 1933 or the securities acts of any province of Canada and are offered and sold pursuant to exemptions thereunder and that in this connection the Company is relying on the accuracy of the Subscriber's representations set forth in this Subscription Agreement;

     f. The undersigned understands that the Shares must be held indefinitely and may not be transferred unless an opinion of counsel satisfactory to the Company has been rendered stating that such offer or transfer will not violate any federal, state or provincial securities laws;

     g. The information which the undersigned provided in the Purchaser Questionnaire is true and correct on the date hereof and the representations contained therein are hereby confirmed;

     h. The undersigned has been furnished with the materials relating to the Company, its business, the offering of Shares, or any other documents that the undersigned has deemed material in making an investment decision, and has been afforded the opportunity to make inquiries of and has received answers from the management of the Company, or any person acting on the Company's behalf concerning the Company, and such matters, and has further been afforded the opportunity to obtain any additional information he has deemed necessary;

     i. The Subscriber has substantial means of providing for his current needs and personal contingencies and has no need for liquidity in this investment;

     j. The undersigned has determined that the Shares are a suitable investment for him and that he could bear a complete loss of his investment;

     k. The undersigned has been furnished any offering literature and did not learn of the offering through any general advertising or other literature, and he has relied only on the information obtained or made available to him by the Company;

l. SUBSCRIBER ACKNOWLEDGES, BY INITIALLING THIS SUBPARAGRAPH THAT HE (i) HAS BEEN ADVISED BY THE COMPANY THAT AN INVESTMENT IN THE SHARES IS HIGHLY SPECULATIVE; (ii) RECOGNIZES THAT HE MAY LOSE HIS ENTIRE INVESTMENT; (iii) HAS THE FINANCIAL ABILITY TO SUFFER A COMPLETE LOSS OF HIS INVESTMENT; (iv) HAS NO NEED FOR LIQUIDITY IN THIS INVESTMENT; AND (v) HAS READ AND CONSIDERED THE RISK FACTORS SET FORTH HEREIN AND IN EXHIBIT "B" BEFORE DETERMINING THAT AN INVESTMENT IN THE SHARES IS AN APPROPRIATE INVESTMENT FOR HIM.


---------------------
Subscriber's Initials

     m. The undersigned is not relying on the Company, its Board of Directors, its officers, or its counsel with respect to suitability of this investment;

     n. The undersigned represents, warrants and agrees that he will not sell or otherwise transfer the Shares without registration under the Securities Act of 1933 and the securities act in the province where the undersigned resides or an exemption therefrom;

     o. If the undersigned is a corporation, company, trust or other entity, it is authorized and qualified to purchase the Shares in, and authorized to enter into this Subscription Agreement by all required and the person signing the Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so;

     p. No representations or warranties have been made to the undersigned by the Company or any other persons acting on behalf of the Company, or any affiliate of any of them, other than the representations set forth herein;

     q. The undersigned acknowledges that he has been urged to consult with an attorney or other financial advisor with respect to this investment;

     r. no person has made to the Subscriber any of the following written or oral representations:

          (i)  that any person will resell or repurchase the Shares;

          (ii) that any person will refund the purchase price of the Shares;

          (iii) as to the future price or value of the Shares; or

          (iv) that the shares comprising the Shares will be listed and posted for trading on a stock exchange or that application has been made to list and post the Shares for trading on a stock exchange;

     s. the undersigned is a resident of Canada, the Shares must be held indefinitely by the undersigned unless and until the Company removes its private company restrictions and the Company has become a reporting issuer in the relevant Canadian jurisdiction. There is no assurance that the Company will attain such a status.

4. The foregoing representations, warranties and agreements of the undersigned Subscriber shall survive the sale and issuance of the Shares to the Subscriber.

5. Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding upon all the parties, notwithstanding that all parties are not signatories to the same counterpart. Any facsimile signature shall be taken as an original.

6. Assignability, This Agreement is not transferable or assignable by the undersigned except as may be provided herein.

7. Ownership of Shares, The Shares will be owned and should be shown on the Company's shareholder register and other records as follows:

(a)      Name:
              ------------------------------------------------------------------
                  First           Middle                  Last

(b)      Address:
                 ---------------------------------------------------------------


8. Agreement, PLEASE NOTE: BY SIGNING THIS YOU ARE ENTERING INTO A SUBSCRIPTION AGREEMENT AND AGREE TO INVEST MONEY IN TRANCOM INDUSTRIES INC. A COLORADO CORPORATION, AND EXPLICITLY AUTHORIZE THE COMPANY TO DEPOSIT THE SUBSCRIPTION CHECK TO THE COMPANY'S BANK ACCOUNT TO BE USED IN THE SOLE DISCRETION OF THE COMPANY.

         NOW THEREFORE, I agree to all of the foregoing and agree to purchase the Shares and contribute money as set forth hereinabove.



Name:
      ----------------------------------------------------

Signed this           day of             , 1999 at
            ---------        -------------        -----------------------------

FOR COMPANY USE ONLY:

Funds: US$             in cash received and subscription accepted on
          -------------                                             ------------

                           TRANCOM INDUSTRIES, INC.
                           a Colorado corporation

                           By:
                              ------------------------------------------------
                                President

                                   EXHIBIT "A"

                            TRANCOM INDUSTRIES, INC.
                             a Colorado corporation

                             PURCHASER QUESTIONNAIRE

                 ALL INFORMATION WILL BE TREATED CONFIDENTIALLY

Gentlemen:

     In connection with the purchase of securities consisting of shares of Common Stock (hereinafter referred to as the "Shares") of Trancom Industries, Inc. (The "Company") pursuant to the terms of the Subscription Agreement, the undersigned is furnishing, and understands that the Company will be relying upon, the information contained herein in order to enable the Company to verify that the undersigned meets the investor suitability standards for the offering and to insure that the requirements of such exemptions are satisfied.

PERSONAL INFORMATION

1.   Name:                               SIN:                          Age:
     -----------------------------------    ----------------------      --------

2.   Residence Address and Telephone Number:

--------------------------------------------------------------------------------

3.   Business Address and Telephone Number:

--------------------------------------------------------------------------------

4. (a) Set forth in the space provided below the state(s) or province(s) in which you have maintained your principal residence during the past two years and the dates during which you resided in each state or province:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

   (b) In which province or state, if any, do you pay province or state income taxes:

--------------------------------------------------------------------------------

   (c) In which province or state, if any, are you registered to vote:

--------------------------------------------------------------------------------

5. Except as indicated below, any purchase of the Shares will be solely for my account, and not for the account of any other person or with a view of any resale or distribution thereof, whether in whole or in part.

         (Set forth any exceptions and give details below.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

HOW DID YOU BECOME AWARE OF THE INVESTMENT OPPORTUNITY

1. Describe briefly the nature and duration of any pre-existing business or personal relationship you have with one or more of the officers or directors of the Company.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

2. Describe briefly how you became aware of this investment opportunity (i.e. by personal contact or acquaintance with a promoter; through a pre-existing business relationship with the Company or any of its shareholders, officers, directors, or partners; or through a broker-dealer, investment advisor, or counsellor).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

KNOWLEDGE AND SOPHISTICATION

I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of an investment in the Shares and do not need and do not intend to use a financial, business or legal advisor ("Purchaser Representative") in evaluating such merits and risks.

FINANCIAL INFORMATION REQUIRED OF EACH PROSPECTIVE PURCHASER

I represent that I have adequate means for providing for my needs on a current basis, have no need for liquidity in this investment and I am able to bear the economic risk of an investment in the Shares of the size contemplated. In making this statement, I have considered whether I could afford to hold the Shares for an indefinite period and bear a total loss of this investment. I offer as evidence of my ability to bear the economic risk the following information:

1. Annual income:

Income and                                                       Federal Income
Federal Tax Rate:    Gross Income          Taxable Income        Tax Bracket

1997:                US$                   US$                                   %
                        ----------------      -----------------  ----------------
1998:                US$                   US$                                   %
                        ----------------      -----------------  ----------------
1999:(estimated)     US$                   US$                                   %
                        ----------------      -----------------  ----------------

2. My net worth, (inclusive of home(s) valued at cost, but excluding furnishings and personal automobiles), is in excess of US$1,000,000:

                            (Initial)
---------------------------

THE FOLLOWING SUITABILITY INFORMATION IS REQUIRED OF EACH PROSPECTIVE
PURCHASER

1.       Employer, Position and Nature of Duties:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

2. Prior employment, position or occupations during the past five years (and the inclusive dates of each) are as follows:

Employment Position           Nature of
     or Occupation            Duties                     From             To
     -------------            ------                     ----             --

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

3. Business or professional education and the degrees received are as follows:

         School                        Degree                     Year Received

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

4.  Any  professional  licenses  or  registrations,  including  bar  admissions,
accounting   certifications,   and  SEC  or  province  or  state   broker/dealer
registrations, held:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

5. Investment Experience:

 (a) Please indicate the frequency of your investments in marketable securities:

     |_| Often         |_| Occasionally          |_| Seldom        |_| Never

Please list a representative sample of investments and number of securities purchased:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

6. Non-corporate Investments (e.g. real estate, oil and gas, agricultural, other limited partnerships):

Name of Investment            Year Purchased            Approximate Amount

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

7. The undersigned has previously purchased securities which were sold in reliance upon the non-public offering exemption from registration under the Securities Act of 1933 (Private Placements).

Yes                        No
   -----------------          -------------------

Please list a representative sample of investments and number of securities purchased:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

8. Please indicate in the space provided below additional information which would be beneficial in evaluating your investment qualifications:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     I understand that the Company will be relying on the accuracy and the completeness of my responses to the foregoing questions and I represent and warrant that the answers to the above questions are complete and correct and may be relied upon by them in determining whether the offering in connection with which I have executed this questionnaire is exempt from registration under the Securities Act of 1933 and qualification under California law.


--------------           -------------------------------------------------------
Date                     Signature

                                   EXHIBIT "B"


                         ACKNOWLEDGMENT OF RISK FACTORS



     An investment in the shares (the "Shares") of Trancom Industries, Inc. being offered in accordance with the Subscription Agreement to which this Acknowledgment is attached as an Exhibit "B" is highly speculative, involves a high degree of risk, and is not suitable for all investors. Before making an investment in the Shares, the Company urges each prospective investor to consider the following risks factors inherent in and affecting the business and prospects of the Company. No subscription will be accepted by the Company unless this Acknowledgment is signed where indicated below and delivered to the Company with the Subscription Agreement.

     THE UNDERSIGNED HEREBY ACKNOWLEDGES THAT HE (i) HAS BEEN ADVISED BY THE COMPANY THAT AN INVESTMENT IN THE SHARES IS HIGHLY SPECULATIVE; (ii) RECOGNIZES THAT HE MAY LOSE HIS ENTIRE INVESTMENT; (iii) HAS THE FINANCIAL ABILITY TO SUFFER A COMPLETE LOSS OF HIS INVESTMENT; (iv) HAS NO NEED FOR LIQUIDITY IN THIS INVESTMENT; AND (v) HAS READ AND CONSIDERED THE FOREGOING RISK FACTORS BEFORE DETERMINING THAT AN INVESTMENT IN THE SHARES IS AN APPROPRIATE INVESTMENT FOR HIM.


-------------------------------
(Signature)

-------------------------------
(Printed Name)

-------------------------------
(Date)